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                                                                Exhibit 9

[NY LIFE LOGO]
                                          NEW YORK LIFE INSURANCE COMPANY
                                          51 Madison Avenue, New York, NY 10010
                                          212 576-6973
                                          Fax 212 576-8339

                                          Thomas F. English
                                          Senior Vice President and Deputy
                                          General Counsel


                                                                 May 23, 2001




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


     RE:   NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION
           VARIABLE ANNUITY SEPARATE ACCOUNT - I
           INVESTMENT COMPANY ACT FILE NUMBER: 811-07280
           SECURITIES ACT FILE NUMBER: 33-53342

Ladies and Gentlemen:

     This opinion is furnished in connection with the filing by New York Life Insurance and Annuity Corporation ("NYLIAC") of Post-Effective Amendment No. 11 to the registration statement on Form N-4 ("Registration Statement") under the Securities Act of 1933, as amended of NYLIAC Variable Annuity Separate Account-I ("Separate Account-I"). Separate Account-I receives and invests premiums allocated to is under a flexible premium, multi-funded variable retirement annuity policy ("Annuity Contract"). The Annuity Contract is offered in the manner described in the Registration Statement.

     In connection with this opinion, I have read such examination of the law and have examined such corporate records and such other documents as I consider appropriate as a basis for this opinion hereinafter expressed. On the basis of such examination, it is my opinion that:

     1. NYLIAC is a corporation duly organized and validly existing under the laws of the State of Delaware.

     2. Separate Account-I is a separate account established and maintained by NYLIAC pursuant to Section 2932 of the Delaware Insurance Code, under which the income, gains and losses, realized or unrealized from assets allocated to Separate Account I shall be credited to or charged against Separate Account-I, without regard to other income gains or losses of NYLIAC.

     3. The Annuity Contract has been duly authorized by NYLIAC and, when sold in jurisdictions authorizing such sales in accordance with the Registration Statement, will constitute validly issued and binding obligations of NYLIAC in accordance with its terms.
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Securities and Exchange Commission
May 23, 2001
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     4.   Each owner of an Annuity Contract will not be subject to any deductions, charges, or assessments imposed by NYLIAC, other that those provided in the Annuity Contract.

     I consent to the use of this opinion as an exhibit to the Registration Statement.


                                             Very truly yours,

                                             /s/ THOMAS F. ENGLISH
                                             Thomas F. English
                                             Senior Vice President and
                                             Deputy General Counsel